UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): July 26, 2023

Conifer Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Michigan	001-37536	27-1298795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3001 West Big Beaver Road, Suite 200
Troy, MI 48084
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (248) 559-0840

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CNFR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 26, 2023 Conifer Holdings, Inc. (“the Company”) announced that it had extended its offer to exchange (the “Exchange Offer”) any and all validly tendered, not validly withdrawn and validly accepted outstanding 6.75% Senior Unsecured Notes due 2023 (the “Existing Notes”) for 9.75% Senior Unsecured Notes due 2028 (the “New Notes”) to be issued by the Company. The Company also is offering up to $25,000,000 in aggregate principal amount of New Notes for cash (the “New Offering”), which are being offered on a reasonable best efforts basis and are still available for purchase.

The Exchange Offer, which was previously scheduled to expire at 5:00 p.m., New York City time, on July 25, 2023, will be extended until 6:00 p.m., New York City time, on August 1, 2023, unless earlier terminated or extended by the Company (such date and time, including any extension, the “Expiration Date”). Any Existing Notes tendered may be withdrawn at any time prior to the Expiration Date, but not thereafter (the “Withdrawal Deadline”). Except for the extension of the Expiration Date and Withdrawal Deadline, all other terms of the Exchange Offer remain in full force and effect.

The Company issued a press release relating to the extension of the Exchange Offer, attached hereto as Exhibit 99.1, which is incorporated by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1	Press Release Announcing Extension of Conifer Holdings, Inc.’s Exchange Offer, dated July 26, 2023

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conifer Holdings Inc.

Date: July 26, 2023	By:	/s/ BRIAN J. RONEY
Brian J. Roney
President